UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

WILHELMINA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective January 26, 2016, the Board of Directors of Wilhelmina International, Inc. (the “Company”) terminated Alex Vaickus as the Company’s Chief Executive Officer.

(c)           Effective January 26, 2016, the Board of Directors of the Company appointed William Wackermann as the Company’s Chief Executive Officer.  Mr. Wackermann, age 48, served as Executive Vice President and Publishing Director of Conde Nast (“Conde Nast”), a division of Advance Publications, from 2010 to 2015.  Mr. Wackermann also served as Chief Revenue Officer of Conde Nast in 2015.  In his roles, Mr. Wackerman was responsible for revenue growth and marketing oversight of several Condé Nast brands, including Glamour, Condé Nast Traveler, W, Details, Bon Appétit and Brides. Mr. Wackermann previously served as Senior Vice President/Publishing Director at Conde Nast from 2008 to 2010 and Vice President/Publisher Glamour at Conde Nast from 2004 to 2008 (Senior Vice President commencing in 2006). Mr. Wackermann received his Bachelor of Arts from Villanova University in 1989.

In connection with the hiring of Mr. Wackermann, as of January 26, 2016, the Company and Mr. Wackermann entered into an employment agreement (the “Employment Agreement”).  Under the Employment Agreement, Mr. Wackermann will be paid (a) a gross annual salary of $500,000 and (b) certain performance bonuses ranging from between 7.5% and 15% of EBITDA (earnings before interest, taxes, depreciation and amortization) of the Company’s wholly owned subsidiaries in excess of certain thresholds starting at $5.5 million per year.   The applicable calculation of EBITDA is to include Mr. Wackermann’s base salary and other compensation related expense, but exclude the relevant bonus, for purposes of determining whether an EBITDA threshold is met.  Mr. Wackermann will also receive two consecutive annual grants of 200,000 options under the Company’s 2015 Incentive Plan to vest ratably in five (5) equal increments beginning on the first anniversary of the date of grant.  Subsequent grants shall be determined in the discretion of the Board of Directors.  The term of the Employment Agreement is two (2) years, subject to an annual evergreen thereafter unless notice of nonrenewal is provided by either party prior to ninety (90) days before the end of the applicable term.

In the event that Mr. Wackermann’s employment is terminated without cause or for good reason, Mr. Wackermann is entitled to receive continued salary for the lesser of (a) the remaining months on the term of the Employment Agreement and (b) the Number of Qualifying Months (as herein defined).  The “Number of Qualifying Months” means three (3) months plus, for each twelve (12) month renewal period that occurred under the Employment Agreement, one (1) additional month.  “Cause” includes a breach of the Employment Agreement that remains uncured within ten (10) days after a written demand or any violation of the restrictive covenants set forth in the Employment Agreement without reference to any cure period.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(e)           The disclosure set forth in Item 5.02(c) above is hereby incorporated into this Item 5.02(e) by reference.

On January 26, 2016 and pursuant to the terms of the Employment Agreement, the Company issued to Mr. Wackermann an option grant to purchase 200,000 shares of the Company’s Common Stock with an exercise price of $6.50, a five year vesting schedule (vesting in equal increments starting upon the first anniversary of the grant) and a ten year term.  The option grant was issued under the Company’s 2015 Incentive Plan.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated January 26, 2016 between Wilhelmina International, Inc. and William Wackermann

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 1, 2016	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ David Chaiken
		Name:	David Chaiken
		Title:	Chief Accounting Officer and Principal Financial Officer